Registered number
5120144

Rok Entertainment Group Limited

Consolidated Unaudited Financial Statements

June 30, 2007

Rok Entertainment Group Limited
Consolidated Unaudited Profit and Loss Account

	Quarter ended June 30	
	2007	2006
	£	£
Turnover	1,121	47,769
Cost of sales	(75,118)	(79,164)
Gross loss	(73,997)	(31,395)
Administrative expenses	(1,916,848)	(1,556,025)
Operating loss	(1,990,845)	(1,587,420)
Exceptional items:		
Loan write-off	(1,031,163)	-
	(3,022,008)	(1,587,420)
Interest payable and similar charges	(50,464)	94,156
Loss on ordinary activities before taxation	(3,072,472)	(1,493,264)
Tax on loss on ordinary activities	120,000	90,000
Retained loss for period	(2,952,472)	(1,403,264)

Rok Entertainment Group Limited
Consolidated Unaudited Balance Sheet

	June 30			
		2007		2006
	£	£	£	£
Fixed assets				
Intangible assets		22,117		-
Tangible assets		251,572		300,606
		273,689		300,606
Current assets				
Stocks	-		19,376	
Debtors due within one year	421,276		418,469	
Cash at bank and in hand	38,741		4,490	
	460,017		442,335	
Creditors: amounts falling due within one year	(3,220,429)		(1,889,897)	
Net current liabilities		(2,760,412)		(1,447,562)
Total assets less current liabilities		(2,486,723)		(1,146,956)
Creditors: amounts falling due after more than one year		(9,041,293)		(6,944,848)
Net liabilities		(11,528,016)		(8,091,804)
Capital and reserves				
Called up share capital		51,499		19,606
Share premium		5,097,864		2,553,649
Profit and loss account		(17,921,730)		(10,728,118)
Share based payments		1,244,351		63,059
Shareholders' funds		(11,528,016)		(8,091,804)
Total capital employed		(11,528,016)		(8,091,804)

Rok Entertainment Group Limited
Consolidated Unaudited Cash Flow

	Quarter ended June 30	
	2007	2006
	£	£
Reconciliation of operating loss to net cash outflow from operating activities		
- Operating loss	(1,990,845)	(1,587,420)
- Depreciation charges	34,770	21,437
- Amortisation charges	186	-
- Share based payments	480,084	17,778
- Decrease in stock	-	10,183
- (Increase)/decrease in debtors	(832,995)	65,999
- (Decrease)/increase in creditors	(34,172)	1,094,426
Net cash outflow from operating activities	(2,342,972)	(377,597)
Returns on investment and servicing of finance	(14,528)	(13,987)
Capital expenditure	(41,766)	(11,710)
Acquisitions and disposals	(287)	-
Financing	2,427,706	227,181
Increase/(decrease) in cash	28,153	(176,113)
Reconciliation of net cash flow to movement in net debt		
Increase/(decrease) in cash	28,153	(176,113)
Increase in debt and lease financing	(837,075)	(227,181)
Other non-cash items	(35,936)	(129,107)
Change in net debt	(844,858)	(532,401)
Opening net debt	(8,175,006)	(6,211,357)
Closing net debt	(9,019,864)	(6,743,758)

Rok Entertainment Group Limited
Notes to the Consolidated Unaudited Financial Statements for the Quarter ended June 30 2007

The Consolidated Unaudited financial statements for the three months to June 30, 2007 were prepared from the records of each company in the group in accordance with UK GAAP and have been reconciled to US GAAP.

In the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments, necessary to provide a fair statement of the Profit and Loss Account and Balance Sheet for the period. The financial statements conform to the presentation and accounting policies adopted in the group's financial statements as of March 31, 2007 and March 31, 2006 included elsewhere in this Form 8K and should be read in conjunction with those financial statements.

The results of operations for the three months ended June 30, 2007 are not necessarily indicative of the results to be obtained for the year ended March 31, 2008.

Reconciliation to United States Generally Accepted Accounting Principals

The consolidated financial statements have been prepared in accordance with UK GAAP which differs in certain material respects from accounting policies generally accepted in the United States ("US GAAP"). Such differences involve methods of measuring the amounts in the consolidated financial statements as well as the additional disclosures required by US GAAP. The principal differences between UK GAAP and US GAAP applicable to the group are summarised below:

		Profit and Loss Account Quarter ended June 30		Shareholders' Funds June 30	
		2007	2006	2007	2006
		£	£	£	£
	Under UK GAAP:				
	Loss for the quarter before taxation	(3,072,472)	(1,493,264)		
	Shareholders' deficit			(11,528,016)	(8,091,804)
	Reconciling item:				
(a)	Employee vacation accrual	(30,428)	(18,916)	(55,510)	(37,832)
	Under US GAAP:				
	Loss for the quarter before taxation	(3,102,900)	(1,512,180)		
	Shareholders' deficit			(11,583,526)	(8,129,636)

(a) Under UK GAAP there is no requirement to make financial provision for employees' accrued vacation entitlement at the balance sheet dates. Under US GAAP it is a requirement that this entitlement is monetised and the above table reflects the restatement of the UK GAAP results in this respect.